Exhibit 99.1

IBM 1Q23 Earnings Prepared Remarks

Introduction

Thank you. This is Patricia Murphy, and I’d like to welcome you to IBM’s first quarter 2023 earnings presentation. I’m here today with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow.

To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue growth are at constant currency. We have provided reconciliation charts for these and other non-GAAP measures at the end of the presentation, which is posted to our investor website.

Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings.

So with that, I’ll turn the call over to Arvind.

IBM 1Q23 Earnings Prepared Remarks

CEO Perspective

Thank you for joining us. Our first quarter results demonstrate that clients continue to turn to IBM to help them address today’s business needs while positioning them for the future. We had a good start to the year, with mid-single digit revenue growth at constant currency, in line with our mid-term model, and growth in free cash flow. Performance was led by software and consulting, as clients continue to accelerate their digital transformations, modernize their applications, automate their workflows and create flexible and secure hybrid cloud environments. More recently, clients are prioritizing digital transformation projects that focus on cost take out, productivity and quick returns. While demand for our offerings that support these priorities remains solid, we are seeing some deceleration in Consulting from the previous robust growth levels – especially in the United States.

Globally, our clients continue to see technology as a fundamental source of competitive advantage. Technology helps them scale and enhance productivity, which is especially important in the face of inflation, demographic shifts, cybersecurity, supply chain issues and sustainability goals. All of this supports our revenue growth expectations for the year. Our focus remains on revenue growth and free cash flow.

Ninety days ago, I shared that in 2023 we’d continue to unlock more productivity, expand our strategic partnerships and put more investment in specific growth markets. Productivity has always been an important part of our business model. It frees up spending and increases financial flexibility to enable investments. We have started to see some of this payback in our results, which gives us confidence in our ability to achieve our full year free cash flow objectives.

IBM 1Q23 Earnings Prepared Remarks

Let me spend a few minutes on the progress we have made in the execution of our strategy. Our focus is on hybrid cloud and artificial intelligence – the two most influential technologies for business. In tandem, these technologies drive both business outcomes and innovation.

Hybrid cloud is now the most prominent form of IT architecture – and our approach is platform centric. Red Hat OpenShift is the leading container platform, enabling clients to leverage the latest innovations in open-source software. IBM software and infrastructure have been tailored for this platform. Our consultants use their technical and business knowledge to speed up clients’ digital transformation processes. In the first quarter, we co-created with more clients to unlock business value from a hybrid cloud approach. We are working with Virgin Money to migrate their credit card service to the IBM Cloud for Financial Services. They will also leverage IBM’s consulting capabilities to create new digital customer experiences. For the Boston Red Sox, we are collaborating with Wasabi Technologies, leveraging hybrid cloud technologies to analyze key data sources that improve the club’s operations.

The second element of our strategy is top of mind for a lot of clients – artificial intelligence. AI is projected to add $16 trillion to the global economy by 2030. Keep in mind that AI for business is different than AI for consumers given their need for more accurate results, trusted data and governance tools. AI techniques such as foundation models, large language models and generative AI, give businesses the ability to create 100 AI models from a single data set. Early client engagements experience a 70 percent faster time to value. That is why we are seeing a lot more interest from business in using AI to boost productivity and reduce cost. Productivity gains will come from enterprises turning their workflows into simpler, automated processes with AI. To achieve this, we are collaborating with companies like Citi to enhance their internal audit

IBM 1Q23 Earnings Prepared Remarks

and compliance processes through AI. J.B. Hunt Transport used our Turbonomic AI-powered resourcing and automation engine to optimize their cloud environment. This helped reduce infrastructure refresh costs by 75 percent. This is a great example of the work we’re doing in IT operations. In other areas such as customer care, we are automating hundreds of thousands of call center responses with AI with more than 90 percent accuracy and greater levels of customer satisfaction. In cybersecurity, our elite defense teams are deploying AI to defend against criminals in real time. In digital labor, we are helping finance, accounting, and HR teams save thousands of hours by automating what used to be labor-intensive, data-entry tasks.

To bring our hybrid cloud and AI strategy to market, our partner ecosystem continues to play a critical role. We expanded our partnership with Adobe to help marketing and creative organizations make the production of content easier. IBM and EY announced a collaboration using IBM’s software in EY's sustainability consulting practice to help companies operationalize decarbonization action plans. Juniper Networks and Nokia also recently expanded their collaboration around IBM's network intelligence and automation solutions to monetize and optimize investments in networks more effectively.

We remain focused on delivering new innovations that matter to our clients. A good example of this is the Cleveland Clinic-IBM Discovery Accelerator where multiple projects are underway that leverage the latest in quantum computing, artificial intelligence and hybrid cloud to help expedite discoveries in biomedical research. At the Cleveland Clinic, we also recently unveiled the first quantum computer dedicated to healthcare research. To complement our own innovations, in the first quarter we acquired three companies that extend our capabilities in hybrid cloud and AI.

IBM 1Q23 Earnings Prepared Remarks

We also continue to engage in projects that have a positive impact on society. Many clients are leveraging our technology and expertise to advance their sustainability agendas. For example, in the area of manufacturing, Siemens and IBM are announcing a new software solution that integrates software from both companies to enable sustainable product development. Sustainability is a focus area for all business, and just last week we released our annual report on IBM’s efforts in this area: IBM Impact. I’d encourage you to read about our progress in areas ranging from energy savings and carbon emissions reduction, to skills development and increasing diversity.

I’ll conclude by saying that we are confident in the changes we have made to our business over the last three years, aligning our strategy, priorities and portfolio to the needs of our clients. This work, together with our continued focus on productivity, are enabling us to deliver sustainable revenue and free cash flow growth.

I'll now hand it over to Jim, who will offer more insight into our performance and expectations.

IBM 1Q23 Earnings Prepared Remarks

Financial Highlights

Thanks Arvind. I’ll start with the financial highlights of the first quarter. We delivered $14.3 billion in revenue, $1.4 billion of operating pre-tax income, $1.36 of operating earnings per share, and $1.3 billion of free cash flow. Our revenue for the quarter was up about four-and-a-half percent at constant currency. That includes over a point of impact from the businesses we divested. Currency rates impacted our reported revenue growth by four points – that is over $100 million more than spot rates would have suggested 90 days ago. As always, I’ll focus my comments on constant currency.

Revenue growth this quarter was led by Software and Consulting. Software revenue was up nearly six percent and Consulting up eight percent. These are our growth vectors and now represent about three quarters of our annual revenue. Our Infrastructure revenue was flat, with continued strength in zSystems. All three of our geographies grew, with high single-digit growth in both EMEA and Asia Pacific. Across our business, more than half of IBM’s revenue is recurring, led by high-value software, which is growing at a mid-single digit rate.

Looking at our profit metrics for the quarter, operating gross margin expanded 80 basis points. We expanded gross margin in all segments, with a strong portfolio mix overall. Operating pre-tax income, excluding the impact of workforce rebalancing, was up 12 percent and margin expanded 130 basis points. You’ll recall back in January I mentioned we were planning to address remaining stranded costs from our portfolio actions and we anticipated a charge of about $300 million. As we executed our plan, we took a charge of $260 million in the first quarter, and we expect to complete this action in the second quarter. This workforce rebalancing charge primarily addresses indirect support

IBM 1Q23 Earnings Prepared Remarks

functions. We are no longer including workforce rebalancing charges in our measure of segment profit to provide a view of our segment results consistent with our ongoing operational profile. At the IBM level, including the workforce rebalancing activity, operating pre-tax income was down four percent and margin was down 50 basis points.

Within our margin performance, we absorbed a significant currency headwind. The combination of translation and hedging impacted operating pre-tax profit growth by about $160 million and operating PTI margin by 70 basis points year to year. As I’ve discussed in the past, this essentially impacts our product-based businesses. Mitigating that, the change in useful lives of our server and networking equipment provides a 50-basis point year-to-year benefit to operating PTI margin, which is included primarily in our Infrastructure segment.

Taking it back up a level, IBM’s profit performance this quarter benefits from improvements in business mix and ongoing productivity initiatives. We’ve been digitally transforming IBM, much in the same way we’re helping our clients with their transformations – using both IBM and third-party capabilities. Think of IBM as client zero. We are driving G&A efficiencies by reimagining and transforming the way we work. This includes optimizing our infrastructure and application environments, as well as redesigning our end-to-end business processes. Let me give you a few examples. Across IBM’s IT environment, we’re realizing the value of hybrid cloud. We reduced the average cost of running an application by 90 percent by moving from a legacy data center environment to a hybrid cloud environment running on Red Hat OpenShift. We’ve been simplifying our application environment. By standardizing global processes and applying AI Ops, we are reducing our application portfolio by more than 35 percent. We’ve automated over 24 million transactions with RPA, avoiding hundreds of thousands of manual tasks and eliminating the risk of human

IBM 1Q23 Earnings Prepared Remarks

error. And we’re deploying AI at scale to reengineer our business processes. We’re doing that in areas like HR and talent, finance and end-to-end processes like Quote-to-Cash and Source-to-Pay. For example, in HR, we now handle 94 percent of our company-wide HR inquiries with our AskHR digital assistant, speeding up the completion of many HR tasks by up to 75 percent. These productivity initiatives free up spending for reinvestment and contribute to margin expansion.

Turning to free cash flow, we generated $1.3 billion in the quarter. This is up $100 million year to year and puts us on track to our full year expectation. Growth is driven by our profit performance and working capital efficiencies, as well as lower payments for structural actions. This was mitigated by an increase in capital expenditures and higher performance-based compensation payments given last year’s strong results. In terms of cash uses, we returned a billion and a half dollars to shareholders in the form of dividends.

From a balance sheet perspective, we have a very strong liquidity position with cash over $17 billion – which is up nearly $9 billion from December. We have been opportunistic in accessing the debt market and issued debt early in the year to prudently get ahead of 2023 and 2024 maturities. Our debt balance at the end of the first quarter was over $58 billion, up nearly $8 billion from year end.

IBM 1Q23 Earnings Prepared Remarks

Software

Turning to the segments, Software revenue grew nearly six percent, in line with Software’s mid-single digit model. We had growth in both Hybrid Platform & Solutions and Transaction Processing. This performance captures the benefits of our growing recurring revenue stream, which is about 80 percent of annual software revenue – with continued strong renewal rates. This, together with growth in software transactions this quarter, demonstrates clients’ commitment to our hybrid cloud and AI platforms.

In Hybrid Platform & Solutions, revenue was up five percent, fueled by growth across all business areas. We continue to see client demand for broad capabilities across Red Hat, Automation, Data & AI and Security. Red Hat revenue grew 11 percent, with growth across all major offerings. We had particular strength in our hybrid cloud platform, OpenShift, and Ansible, our IT automation solution. Both offerings also continued to take market share this quarter. Automation revenue was up two percent, driven by Integration and Application Servers, given client demand for improved IT performance and cost. In Data & AI, revenue grew three percent, reflecting growth across Data Management, Business Analytics and Asset & Supply Chain Management. Many of these offerings, like DB2, serve as the underpinnings for modern AI and mission-critical workloads. Security revenue was up two percent, with growth across security for hybrid cloud, which includes both identity and threat management, and security for data. Bringing this all together, our Hybrid Platform & Solutions ARR is now at thirteen-and-a-half billion dollars.

In Transaction Processing, revenue grew six-and-a-half percent. This software remains core to our clients’ hybrid cloud strategies. The strong performance of the last couple of zSystems cycles drove significant

IBM 1Q23 Earnings Prepared Remarks

capacity growth. In fact, installed MIPs growth during our z15 cycle was two times that of z14. This translates to software opportunity and contributed to growth in both recurring and transactional revenue. Layering in this year’s price increases, we delivered good performance in Transaction Processing this quarter.

Moving to profit for the Software segment, gross margin was up, and pre-tax margin was flat this quarter, with the latter absorbing nearly a point of impact from currency.

IBM 1Q23 Earnings Prepared Remarks

Consulting

Consulting revenue was up eight percent, and I’ll remind you we had strong growth in the first quarter of last year. Our book-to-bill ratio over the last twelve months was 1.07. Signings in the quarter grew seven percent, with similar performance across both larger and smaller engagements. We continue to see broad demand for projects that deliver technology-driven transformations leveraging a hybrid cloud environment. Within the quarter, demand was solid for cloud modernization offerings, and we had one of our largest Red Hat signings quarters ever. More recently, clients are particularly focused on driving productivity and cost reductions, with greater agility and faster time to value. This is contributing to signings growth from digital transformations in areas such as talent, finance and supply chain transformations. In terms of revenue, while we had solid growth overall, we have seen some clients in the U.S. pull back on more discretionary projects, impacting backlog realization within the quarter.

Bringing it back up to the global level, Business Transformation grew six percent, Technology Consulting grew four percent and Application Operations grew 13 percent. Revenue growth was led by data and customer experience transformation projects, in addition to cloud application development and management. Our hybrid cloud expertise, and depth and breadth of strategic partnerships, differentiate IBM Consulting in today’s market. Red Hat consulting revenue, now over $2 billion annually, continued to grow at a double-digit rate. And our strategic partnerships continued strong growth, making up over 35 percent of our revenue in the segment over the last twelve months.

IBM 1Q23 Earnings Prepared Remarks

Moving to Consulting profit, we expanded both gross and pre-tax margins. Our pre-tax margin of about eight percent in the quarter was up 50 basis points year to year, as we continue to benefit from the productivity actions we’ve taken.

IBM 1Q23 Earnings Prepared Remarks

Infrastructure

Turning to the Infrastructure segment, revenue was flat. Hybrid Infrastructure revenue was up four percent and Infrastructure Support revenue was down four percent.

Within Hybrid Infrastructure, zSystems revenue was up 11 percent. This was the fourth quarter of z16 availability, and the solid program performance has outpaced that of prior cycles. In addition to capabilities around embedded AI at scale, cloud native development for hybrid cloud and cyber-resilient security, clients are also leveraging z16 for its energy efficiency. For example, consolidating Linux workloads on a single z16 system can reduce energy consumption by up to 75 percent. We continue to see strong growth in shipped MIPs for new Linux workloads on z16. Distributed Infrastructure revenue was flat. Growth in Storage was offset by declines in Power as we have wrapped on the launch of the Power10 high-end systems.

Moving to Infrastructure profit, we expanded both gross and pre-tax margins. The 80-basis point improvement in pre-tax margin reflects benefits from both the zSystems product cycle and changes in useful life, partially offset by nearly two points of currency impacts.

IBM 1Q23 Earnings Prepared Remarks

Summary

Now let me bring it back up to the IBM level to wrap it up. When we first introduced “today’s IBM” back in October of 2021, we provided a mid-term model for revenue growth, margin expansion and free cash flow growth. We delivered on that model throughout last year and now have a good start to 2023. In the first quarter, we delivered constant currency revenue growth in line with our mid-single digit model, expanded gross margin, drove productivity in our underlying business and grew our free cash flow.

Looking at full year 2023, as always, I’ll start with our two primary metrics – revenue growth and free cash flow. On the top line, we expect constant currency revenue growth of three to five percent. And we continue to expect free cash flow of about ten-and-a-half billion dollars – which is up over a billion dollars year to year. Inherent in our mid-term model is margin expansion, driven by improving business mix, efficiency initiatives and productivity enhancements. Driving efficiency and productivity has always been a part of our operating and financial models. I mentioned some of the initiatives we have underway, and we continue to evaluate additional actions. All together, the current initiatives are expected to deliver $2 billion in annual run-rate savings by the end of 2024. These initiatives provide additional flexibility – enabling reinvestment in the business to support future growth, contributing to margin expansion and increasing financial flexibility.

Let me spend a minute on our expectations for constant currency revenue and pre-tax profit performance by segment. In Software – we continue to expect revenue growth in line with Software’s mid-single digit model. This revenue growth drives operating leverage, and we still expect Software pre-tax margin to expand by about two points year to year. In Consulting,

IBM 1Q23 Earnings Prepared Remarks

we continue to see strong demand for digital transformations and application modernization – though as I said, we are seeing some pressure on more discretionary projects in the United States. We now see Consulting revenue growth in the range of six to eight percent and continue to expect to expand Consulting pre-tax margin by at least a point as we capitalize on the yield of our productivity actions. Infrastructure revenue is roughly flat over the mid-term model horizon, with performance in any year reflecting product cycle dynamics. We’re about to wrap on the z16 introduction. As a result, we expect 2023 Infrastructure revenue to decline, with pre-tax margin in the low teens. To provide some perspective, Infrastructure should impact IBM’s overall revenue growth by over a point.

With these segment dynamics, we would expect IBM’s operating pre-tax margin to expand by about a half a point year to year – that’s in line with our model. And we continue to expect our tax rate to be in the mid-to-high-teens range.

As I mentioned earlier, the dollar has strengthened over the last 90 days. We now expect currency translation to be fairly neutral to our revenue growth for the year, which is about a half a point worse than 90 days ago. I’ll remind you that our profit and cash dynamics this year are impacted by the unwinding of last year’s hedging gains – which is about a point of headwind to our pre-tax margin expansion.

Looking at the second quarter, we expect first to second quarter revenue seasonality to be fairly consistent with last year – that’s up about $1.3 billion – though the underlying dynamics are different due primarily to zSystems product cycle and currency. I’ll remind you, we had a successful launch of our z16 in the second quarter of last year, and that creates a year-to-year headwind to growth of about three points. In terms of profit,

IBM 1Q23 Earnings Prepared Remarks

we now expect a little over one-third of our operating net income in the first half and just under two-thirds in the second half. This reflects a first-half headwind from currency and workforce rebalancing dynamics, both of which flip to a tailwind in the second half. I mentioned the workforce rebalancing activity we have underway. Between the first and second quarter, the charge should be in the range of $300 million – maybe a little more. We still expect this action to pay back by the end of the year.

In closing, we entered the year as a more focused business with solid fundamentals. We had a good start to 2023, and are positioned to deliver revenue growth, expand margin and grow free cash flow for the year. I’m happy to provide more color on the quarter and our expectations in the Q&A.

Patricia, let’s get started.

IBM 1Q23 Earnings Prepared Remarks

Closing

Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions.

Operator, let’s please open it up for questions.